Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

by and among

DMH INTERNATIONAL, INC.,

DMH ACQUISITION SUBSIDIARY, LLC

and

VIRTUAL PHYSICIAN’S NETWORK, INC

July 22, 2014

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of the 22nd day of July, 2014, by and among DMH INTERNATIONAL, INC., a Nevada corporation (“Parent”), DMH ACQUISITION SUBSIDIARY, LLC, a Florida corporation (“Merger Sub”), VIRTUAL PHYSICIAN’S NETWORK, INC., a Florida corporation (“Company”).

RECITALS:

A.

Parent intends to acquire the Company through the merger (the “Merger”) of Company with Merger Sub, with the corporate existence of the Company continuing and surviving the consummation of the Merger;

B.

At the effective time of the Merger, all of the shares of capital stock of the Company held by the shareholders of the Company will be converted into and exchanged for the right to receive convertible preferred stock of the Parent, which is convertible into forty percent (40%) of the issued and outstanding shares of common stock of Parent;

C.

The shareholders of the Company are each an “accredited investor” as that term is defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

D

The respective Boards of Directors of Parent, Merger Sub, and the Company have approved the Merger of the Company and Merger Sub; and

E.

It is intended that, for federal income tax purposes, the Merger will qualify as a reorganization under the provision of [Section 368(a)] of the Code.

Now, therefore, in consideration of and in reliance upon the mutual representations, warranties and covenants set forth in this Agreement, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1

Definitions.  Certain terms used in this Agreement shall have the meanings set forth in Article 12, or elsewhere herein as indicated in Article 10.

1.2

Accounting Terms.  Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings attributed to them under GAAP.

ARTICLE 2

TRANSACTION AND TERMS OF MERGER

2.1

Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time, Company shall merge with Merger Sub in accordance with the provisions of Florida Business Corporation Act (“FCBA”).  The Company shall be the surviving company (the “Surviving Company”) resulting from the Merger and shall continue to be governed by the laws of the State of Florida.  The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Parent, Merger Sub, and the Company.

2.2

Time and Place of Closing.  The consummation of the transactions contemplated hereby (the “Closing”) will take place at the offices of Roetzel & Andress, LPA, at 350 East Las Olas Blvd., Suite 1150, Fort Lauderdale, FL 33301, or at such other place as Parent and Company may agree in writing.  The date on which the Closing occurs is referred to herein as the “Closing Date.”  The transfers and deliveries described in this Agreement shall be mutually interdependent and shall be regarded as occurring simultaneously, and, notwithstanding any other provision of this Agreement, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in this Agreement shall also have occurred or have been waived.  Such transfers and deliveries shall be deemed to have occurred and the Closing shall be effective as of the commencement of business of the Company on the Closing Date.

2.3

Effective Time.  The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time a Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida (the “Effective Time”).

2.4

Merger Consideration.  The aggregate consideration to be paid in the Merger in exchange for all of the issued and outstanding shares of common stock of the Company (the “Shares”) shall be ten million (10,000,000) shares of convertible preferred stock of Parent, which is convertible into forty percent (40%) of the issued and outstanding shares of common stock of Parent on a fully diluted basis (the “Equity Consideration”).

ARTICLE 3

EFFECT OF THE MERGER

3.1

Effect of the Merger.  At the Effective Time, (i) the Company will merge with the Merger Sub and the separate existence of Merger Sub shall cease and (ii) the Articles of Incorporation and bylaws of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation and bylaws of the Surviving Company until duly amended or repealed.  From and after the Effective Time, the Articles of Incorporation and bylaws of the Merger Sub shall be null and void and of no further force and effect.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the FCBA.  Without limiting the foregoing, at and after the Effective Time, the Surviving Company shall possess all of the rights, privileges, powers and franchises, and subject to all of the restrictions, disabilities and duties, of each of Merger Sub and the Company.

3.2

Director and Officers.  The Board of Directors of the Surviving Company from and after the Effective Time shall be George England, Rik Deitsch and Jason Barry until such time as removed or replaced, and the officers of the Surviving Company shall be George England as Chief Executive Officer, Rik Deitsch as Principal Accounting Officer and as Secretary, until such time as removed or replaced, together with such additional persons as may thereafter be elected.

3.3

Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent or Company, or any other party, the issued and outstanding shares of common stock of the Company issued and outstanding immediately prior to the Effective Time, shall automatically be converted into the right to receive, in the aggregate, the Equity Consideration ten million (10,000,000) shares of Preferred Stock for all shares of Company common stock).  Until surrendered for exchange in accordance with Section 3.3, each certificate theretofore representing shares of common stock of the Company shall from and after the Effective Time represent for all purposes only the right to receive the Equity Consideration.  Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time that is owned by Parent shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Company.

3.4

Treatment of Options and Warrants and Corporate Actions.  At the Effective Time, each Option and Warrant that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the optionholder or any other Person, cancelled and each optionholder shall cease to have any rights with respect thereto.  At or prior to the Effective Time, the Company, and its Board of Directors, shall adopt any resolutions and take any actions necessary to effectuate the provisions of Section 3.4.

3.5

Dissenting Shares.  Notwithstanding any provision of this Agreement to the contrary, including Section 3.5, Shares issued and outstanding immediately prior to the Effective Time (other than Shares cancelled in accordance with Section 3.3) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Shares in accordance with Section 607.1301 of the FCBA (such Shares being referred to collectively as the "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the FCBA with respect to such Shares) shall not be converted into a right to receive a portion of the Equity Consideration, but instead shall be entitled to only such rights as are granted by Section 607.1301  of the FCBA; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal pursuant to Section 607.1301  of the FCBA or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 607.1301  of the FCBA, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Equity Consideration, if any, to which such holder is entitled pursuant to Section 3.5, without interest thereon. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the FCBA that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

(a)

Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the "Exchange Agent") to act as the exchange agent in the Merger.

(b)

As promptly as practicable following the date hereof and in any event not later than ten (10) Business Days thereafter, the Exchange Agent shall mail to each holder of Company Common Stock a letter of transmittal (a "Letter of Transmittal") and instructions for use in effecting the surrender of Certificates in exchange for the applicable portion of Equity Consideration. The Exchange Agent shall, no later than the later of (i) the Closing Date or (ii) ten (10) Business Days after receipt of a certificate, together with a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and any other customary documents that the Exchange Agent may reasonably require in connection therewith, pay to the holder of such certificate a cash amount as provided herein with respect to such certificate so surrendered and the certificate shall forthwith be cancelled. Unless otherwise provided herein, no interest shall be paid or shall accrue on any cash payable upon surrender of any certificate. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Company Common Stock (other than Dissenting Shares) shall be deemed from and after the Effective Time, for all purposes, to evidence the right to receive the portion of the Equity Consideration as provided herein. If after the Effective Time, any certificate is presented to the Exchange Agent, it shall be cancelled and exchanged as provided in this Section 3.5.

(c)

If any portion of the Equity Consideration is to be paid to a Person other than the Person in whose name the surrendered certificate is registered, it shall be a condition to such payment that (i) such certificate shall be properly endorsed or shall otherwise be in proper form for transfer, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other tax required as a result of such payment to a Person other than the registered holder of such certificate or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)

Any portion of the Equity Consideration that remains unclaimed by the Stockholders twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such Stockholder who has not exchange Certificates for the Equity Consideration in accordance with this Section 3.5 prior to that time shall thereafter look only to Parent for payment of the Equity Consideration.

(e)

Any portion of the Equity Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

3.6

Withholding Rights.  Each of the Exchange Agent, Parent, Merger Sub and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of tax law. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub or the Surviving Company, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub or the Surviving Company, as the case may be, made such deduction and withholding.

3.7

Lost Certificates.  If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed certificate, the Equity Consideration to be paid in respect of Shares formerly represented by such certificate as contemplated under this Article 3.

3.8

Equity Consideration.  All of the shares of Preferred Stock that comprise the Equity Consideration and the shares of common stock issuable upon conversion of the Preferred Stock will be duly authorized and validly issued, will be fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities laws and any preemptive rights, rights of first refusal, or similar rights of any Person.  Upon the Effective Time, Shareholders of the Company will own the shares of common stock comprising the Equity Consideration free and clear of all Liens.

3.9

Merger Sub Status.   Merger Sub has never conducted any business and has not assumed or incurred, in any respects, any liabilities of any kind whatsoever. Merger Sub has no assets.

ARTICLE 4

COMPANY REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

Company represents and warrants to Parent that, except as otherwise set forth in Section 4 to this Agreement, the following statements contained in this Article 4 are true and correct as of the Effective Time:

4.1

Organization and Good Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.  The Company has made available to complete and accurate copy of the Articles of Incorporation and the By-Laws of the Company, including all amendments thereto.  The Company has all requisite corporate power and authority to own and lease its assets as they are now being owned and leased, respectively, and to operate its business as it is now being operated.  The Company is duly qualified or licensed to do business as a foreign corporation in, and is in good standing in, each jurisdiction in which the nature of its business or the ownership of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of the Company. A complete and accurate list of (i) all directors and officers of the Company, (ii) all bank, payroll and securities brokerage accounts of the Company, designating all authorized signors for each such account, and (iii) all powers of attorney granted by the Company which are currently in effect has been provided to Parent Company.

4.2

Capital Stock.  The total authorized capital stock of the Company is 100,000,000 common shares. .  Of such authorized shares, the total number of shares issued and outstanding is approximately 17,500,000, and all of such issued and outstanding shares are owned of record and beneficially by Seller. All of the Shares have been duly authorized and validly issued, are fully paid and non assessable, and have been issued in compliance with (and since issuance, have not been transferred except in compliance with) all applicable federal and state securities laws and any preemptive rights, rights of first refusal, or similar rights of any Person. There does not exist nor is there outstanding any security or other right granted or issued to any Person by the Company or by Shareholder to cause the Company to issue or sell, or to cause Shareholder to sell, any shares of capital stock of the Company to any Person (including, but not limited to, any warrant, stock option, convertible debt obligation, subscription for stock or securities convertible into stock of the Company, or any other similar right, security, instrument or agreement).  Upon consummation of the Closing and the Effective Time, Parent will own the Shares free and clear of all Liens, except for those Liens created or permitted to occur by Parent.

4.3

Subsidiaries; Other Ventures. The Company does not own, of record or beneficially, any stock or other equity ownership interest in any other corporation or other business entity, has no obligation (whether fixed, accrued or contingent) to purchase or acquire any such stock or other equity ownership interest, and is not a partner or member in any partnership, limited liability company or other business entity.

4.4

Noncontravention.  The execution, delivery and performance of this Agreement by Company and the consummation of the transactions contemplated hereby will not violate any Law by which the Company or any of its assets is bound, and will not result in a breach or violation of, or constitute a default under, or result in a loss of any material benefit under, or give rise to a right of any party to accelerate, amend, suspend, renegotiate, modify, terminate or rescind, any material contract, agreement, instrument or indenture to which Company is a party or to which any asset of Company is subject.

4.5

Financial Statements.  The Company has provided to Parent Company correct and complete copies of the balance sheet, income statement and statement of cash flows of the Company, as of and for each of the two (2) most recent fiscal years of the Company (collectively, the “Company Year-End Financial Statements”), and of the balance sheet and income statement of the Company as of and for the three (3) month period ended March 31, 2014 (the “Interim Financial Statements”).  The balance sheets of the Company dated December 31, 2013 which is included in the Company Year-End Financial Statements is hereinafter referred to as the “Year-End Balance Sheet”.  The balance sheets of the Company dated March 31, 2014 which is included in the Interim Financial Statements is hereinafter referred to as the “Company Interim Balance Sheet.”  The Company Year-End Financial Statements and the Interim Financial Statements were prepared from the books of account of the Company and present fairly the financial position of the Company at the dates indicated and the results of their respective operations and cash flows for each of the periods indicated in conformity with GAAP.  The books of account of the Company accurately reflect all items of income and expense (including, but not limited to, accruals) and all assets and liabilities of the Company in accordance with normal accrual accounting practices, subject to customary year-end adjustments of a normal, recurring type which would not be material in the aggregate.

4.6

No Material Adverse Change.  Since the date of the Company Interim Balance Sheet there has not been any material adverse change in the business, operations, properties, assets or condition of the Company, and, to Company’s knowledge, no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change.

4.7

Absence of Undisclosed Liabilities.  The Company does not have any undisclosed liabilities, whether currently due, accrued, contingent, unknown or otherwise. All liabilities have been provided in the Financial Statements to the Parent.

4.8

Absence of Certain Changes or Events. The Company has been operated only in the ordinary course of business on a basis consistent with past practice and:

(a)

there has not occurred any change in the business or financial condition of the Company that has resulted or, to Company’s knowledge, is reasonably likely to result, in a material adverse effect on the business, financial condition, results of operations or properties of the Company;

(b)

there has not been any change in any accounting policies or practices of the Company, including, without limitation, practices with respect to the payment of accounts payable, the collection of accounts receivable, or the timing of such payments or collections;

(c)

the Company has not declared or paid any dividend or other distribution in cash or in property on or in respect of, and has not repurchased or redeemed any shares of its capital stock or any options, warrants or other rights to purchase such stock;

(d)

the Company has not sold, transferred or subjected to any Lien, nor committed to sell, transfer or subjected to any Lien, any tangible or intangible assets having a current book value in excess of $5,000 individually or in excess of $25,000 in the aggregate, except for sales of inventory in the ordinary course of business, and except for Permitted Liens;

(e)

the Company has not purchased or leased, nor committed to purchase or lease, any asset for more than $5,000 individually or in excess of $25,000 in the aggregate;

(f)

the Company has not canceled any debts in excess of $10,000 owed to it or released any claims possessed by it other than in the ordinary course of business, except for any debts or claims for which adequate reserves had been established in the Year-End Balance Sheet or in the Company Interim Balance Sheet;

(g)

the Company has not suffered any theft, damage, destruction or loss of or to any tangible asset or assets having a fair market value in excess of $5,000 individually or in the aggregate;

(h)

the Company has not made, granted, accrued or committed to make, grant or accrue any loan or bonus, or any wage, salary or compensation increase, any director, officer, employee or consultant, or any increase in any amounts payable under any employee benefit plan or arrangement, and the Company has not amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

(i)

the Company has not made or committed to make, or incurred any obligation to make, any loan or contribution to the capital of any Person;

(j)

the Company has not performed or entered into any transaction with any of its Affiliates on terms less favorable to the Company in any material respect than would be obtainable at the time in a comparable transaction with a Person who is not such an Affiliate; and

(k)

the Company has not entered into any agreement, whether written or oral, to do any of the foregoing.

4.9

Company Taxes.  All Tax returns, reports and declarations (collectively, “Company Tax Returns”) required by any governmental authority of any jurisdiction to be filed by or on behalf of the Company in connection with the properties, business, income, expenses, net worth or corporate status of the Company have been timely filed, and the returns which have been filed reflect accurately all liability for Company Taxes for the periods covered thereby.  All taxes and governmental charges, including, without limitation, interest and penalties (collectively, “Company Taxes”) due in connection with the properties, business, income, expenses, net worth or corporate status of the Company have been paid, other than Company Taxes which are not yet due or which, if due, are not delinquent, or are being contested in good faith, or have not been finally determined and for which, in any case, adequate reserves have been established on the Company Interim Balance Sheet.  There are no Tax claims, audits or proceedings pending or, to Company’s knowledge, threatened in connection with the properties, business, income, expenses, net worth or corporate status of the Company.  There are not currently in force any extensions of time with respect to the date on which the Company Tax Return is or was due to be filed by or on behalf of the Company, or any waivers or agreements for the extension of time for the assessment or payment of any Tax.  All Company Taxes which the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required when due on or before the Closing Date, have been or will be duly paid to the proper taxing authority.  All deficiencies asserted by the IRS or any other taxing authority have been finally paid or settled, and no Company has received any notice from the IRS or any other taxing authority asserting any deficiency which, by application of similar principles, reasonably could be expected to result in a deficiency for any other period not covered by such assertion.

4.10

Employees.  The Company has withheld or collected from its employees the amount of all Company Taxes required to be withheld or collected therefrom and has paid the same when due to the proper governmental authorities.  There are no pending or, to Company’s knowledge, threatened controversies, grievances or claims by any employee or former employee of the Company with respect to his employment or any compensation or benefits incident thereto, including, but not limited to, claims of sexual harassment, unlawful discrimination or claims arising under workers’ compensation laws.  The Company has never been a party to, nor does it have any liability as a successor or otherwise under, any collective bargaining agreement, and, to Company’s knowledge, there has never been any attempt by a labor organization to organize the Company’s employees into a collective bargaining unit. The Company has provided a complete list of (i) all current active duty employees of the Company and their current rate of compensation, and (ii) all current and former employees of the Company who are on leave or otherwise off work but subject to a right to return to work, and their rate of compensation in the event of their return to work (the “Company Scheduled Employees”).  The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, employment of aliens, employment of individuals with disabilities, and nondiscrimination in employment, and is not engaged in (nor has the Company received any notice alleging that it is engaged in) any illegal or unfair labor or employment practice.

4.11

Company Employee Benefit Plans.  The Company does not have any Employee Benefit Plan.

4.12

Environmental, Health and Safety Matters.

(a)

The Company has been and is in compliance with all applicable Environmental, Health and Safety Laws.

4.13

Permits; Compliance with Laws.  The Company has been for the past five (5) years and is currently in material compliance with all applicable Laws and possesses all licenses, permits, authorizations and certificates from any governmental authority which are required under any applicable Law with respect to the operation of its business as presently conducted.  Neither Company nor Seller has received any written notice or allegation alleging any noncompliance by the Company with any applicable Law.

4.14

Real and Personal Properties.

(a)

Real Property.  The Company does not own any Real Property.

(b)

Real Property Leases.  The Company does not have any Property Leases.

4.15

Company Intellectual Properties.  The Company has provided a list of (i) all Company Intellectual Property Assets, including an indication whether the Company Intellectual Property Assets are owned by the Company, or a third party, and (ii) each license, agreement or other arrangement (written or oral) relating to the Company Intellectual Property Asset to which the Company is a party.  Except as set forth on Section 4.17, the Company is the record owner of all right, title and interest in and to the Company Intellectual Property Asset, free and clear of all Liens, and the transactions contemplated by this Agreement will not alter or otherwise impair such ownership in or right to use the Company Intellectual Property Asset.  The Company Intellectual Property Assets do not infringe upon the proprietary rights of any other Person, whether or not registered, patented or copyrighted.  To the Company’s knowledge, no Person is infringing upon or improperly using the Company Intellectual Property Asset.  There are no claims pending and to Seller’s knowledge, no threatened claims, with respect to the Company’s or any other Person’s ownership of the Company Intellectual Property Assets nor is there the Company Intellectual Property Asset subject to any outstanding order, decree, judgment, stipulation, injunction, written restriction or agreement restricting the scope or use thereof.

4.16

Material Contracts.  The Company has provided lists all of the agreements or contracts (whether in writing or oral) to which the Company is a party or pursuant to which the Company has any direct or indirect liability (including, without limitation, as an endorser, guarantor, surety or otherwise).:

The Company has performed all obligations required to be performed by it in connection with all contracts required to be disclosed Parent Company, and, to Company’s knowledge, there is no existing or threatened default under or violation of any of such contracts by any other party thereto.

4.17

Litigation. To Company’s knowledge, there exists no state of facts or event which would reasonably be expected to form the basis for such a claim, litigation, investigation or proceeding.  No arbitration award, judgment, order, decree or similar restriction is outstanding against or relating to the Company or its assets, business or products.

4.18

Insider Interests.  No Affiliate, possess any direct or indirect financial interest in, or is a stockholder, director, officer or employee of, any Person which is a supplier, customer, lessor, lessee or competitor of the Company, and no Affiliate, has any rights or interests, whether as a licensor, licensee or otherwise, in or to any Intellectual Properties that are owned by, licensed to, or used by the Company.  For purposes of this Section 6.22, ownership of less than two percent of the outstanding securities of any issuer which are traded on a national securities exchange or are quoted on the over-the-counter market shall be deemed not to be a “financial interest,” and the owner thereof shall be deemed not to be a “stockholder” of such issuer.

4.19

Disclosure.  No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.  There is no fact actually known to Seller that has specific application to Seller or the Company (other than general economic or industry conditions) that materially adversely affects or, as far as Seller can reasonably foresee, materially threatens, the assets, business, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Sections.

4.20

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of the Company.

4.21

No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4, (A) NEITHER COMPANY NOR ANY OF ITS REPRESENTATIVES, AGENTS, OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OR CONDITION WITH RESPECT TO THE COMPANY OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED, OR MADE AVAILABLE, TO PARENT OR ANY OF ITS AFFILIATES, AGENTS OR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND (B) SELLER DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS, WARRANTIES AND CONDITIONS IN ANY FORM WHATSOEVER, WHETHER EXPRESS OR IMPLIED.

ARTICLE 5

PARENT REPRESENTATIONS AND WARRANTIES CONCERNING THE PARENT ENTITIES

Parent represents and warrants to Company that, except as otherwise set forth in Section 5 to this Agreement, the following statements contained in this Article 5 are true and correct as of the date of this Agreement.

5.1

Organization and Good Standing.  Each of the Parent Entities is a corporation duly incorporated, or limited liability company duly organized, as applicable, validly existing and in good standing under its applicable laws of its State of incorporation.  Section 5.1 contains a complete and accurate copy of the Articles of Incorporation / Articles of Organization and the By-Laws (or similar documentation) of each of the Parent Entities, including all amendments thereto.  Each Parent Entity has all requisite corporate power and authority to own and lease its assets as they are now being owned and leased, respectively, and to operate its business as it is now being operated.  Each Parent Entity is duly qualified or licensed to do business as a foreign corporation in, and is in good standing in, each jurisdiction in which the nature of its business or the ownership of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations or financial condition of such Parent Entity.  Section 5.1 sets forth a complete and accurate list of all directors and officers of each Parent Entity.

5.2

Capital Stock.  The total authorized capital stock of each Parent Entity consists of 400,000,000 common shares and 50,000,000 preferred shares of stock.  Of such authorized shares, the total number of shares issued and outstanding is 295,000,000, and all of such issued and outstanding shares of each subsidiary are owned of record and beneficially by Parent as set forth on Section 5.2.  All of the shares of capital stock or units of membership interest, as the case may be, have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with (and since issuance, have not been transferred except in compliance with) all applicable federal and state securities laws and any preemptive rights, rights of first refusal, or similar rights of any Person.  Except as set forth on Section 5.2, there does not exist nor is there outstanding any security or other right granted or issued to any Person by any Parent Entity to cause each Parent Entity to issue or sell, any shares of capital stock or membership interests of each Parent Entity to any Person (including, but not limited to, any warrant, stock option, convertible debt obligation, subscription for stock or securities convertible into stock or other equity interests of a Parent Entity, or any other similar right, security, instrument or agreement).  Upon consummation of the Closing, shareholders of the Company will own the shares comprising the Equity Consideration free and clear of all Liens.

5.3

Subsidiaries; Other Ventures. No Parent Entity owns, of record or beneficially, any stock or other equity ownership interest in any other corporation or other business entity, have no obligation (whether fixed, accrued or contingent) to purchase or acquire any such stock or other equity ownership interest, and are not a partner or member in any partnership, limited liability company or other business entity.

5.4

Noncontravention.  The execution, delivery and performance of this Agreement, Parent and Merger Sub and the consummation of the transactions contemplated hereby will not violate any Law by which the same or any of their assets is bound, and will not result in a breach or violation of, or constitute a default under, or result in a loss of any material benefit under, or give rise to a right of any party to accelerate, amend, suspend, renegotiate, modify, terminate or rescind, any material contract, agreement, instrument or indenture to which Stacy or a Parent Entity is a party or to which any asset of Stacy or a Parent Entity is bound.

5.5

Financial Statements.  The Parent is a fully reporting public entity with audited and reviewed Financial Statements available via the Securities and Exchange Commission website at www.sec.gov.  The Parent Entities’ Financial Statements were prepared from the books of account of the Parent Entities and present fairly the financial position of the Parent Entities at the dates indicated and the results of their respective operations and cash flows for each of the periods indicated in conformity with GAAP.  The books of account of each Parent Entity accurately reflect all items of income and expense (including, but not limited to, accruals) and all assets and liabilities of the Parent Entities in accordance with normal accrual accounting practices, subject to customary year-end adjustments of a normal, recurring type which would not be material in the aggregate.

5.6

No Material Adverse Change.  Since the date of the PE Interim Balance Sheet there has not been any material adverse change in the business, operations, properties, assets or condition of any of the Parent Entities, and, to Parent’s knowledge, no event has occurred or circumstance exists that would reasonably be expected to result in such a material adverse change.

5.7

Absence of Undisclosed Liabilities.  No Parent Entity has any liabilities, whether currently due, accrued, contingent, unknown or otherwise, other than:  (a) liabilities reflected or reserved against on the PE Interim Balance Sheet; (b) liabilities incurred in the ordinary course of business since the date of the PE Interim Balance Sheet; (c) liabilities under contracts disclosed in Section 5.18; and (d) liabilities which could not, either individually or in the aggregate, have any material adverse effect upon the business, financial condition, results of operations or properties of any Parent Entity.

5.8

Absence of Certain Changes or Events.  Since the date of the PE Interim Balance Sheet, each Parent Entity has been operated only in the ordinary course of business on a basis consistent with past practice, and:

(a)

there has not occurred any change in the business or financial condition of the any Parent Entity that has resulted or, to Parent’s knowledge, is reasonably likely to result, in a material adverse effect on the business, financial condition, results of operations or properties of a Parent Entity;

(b)

there has not been any change in any accounting policies or practices of any Parent Entity, including, without limitation, practices with respect to the payment of accounts payable, the collection of accounts receivable, or the timing of such payments or collections;

(c)

no Parent Entity has declared or paid any dividend or other distribution in cash or in property on or in respect of, and has not repurchased or redeemed any shares of its capital stock or any options, warrants or other rights to purchase such stock;

(d)

no Parent Entity has sold, transferred or subjected to any Lien, nor committed to sell, transfer or subjected to any Lien, any tangible or intangible assets having a current book value in excess of $5,000 individually or in excess of $25,000 in the aggregate, except for sales of inventory in the ordinary course of business, and except for Permitted Liens;

(e)

no Parent Entity has purchased or leased, nor committed to purchase or lease, any asset for more than $5,000 individually or in excess of $25,000 in the aggregate;

(f)

no Parent Entity has canceled any debts in excess of $10,000 owed to it or released any claims possessed by it other than in the ordinary course of business, except for any debts or claims for which adequate reserves had been established in the Parent Entities Year-End Balance Sheet or in the PE Interim Balance Sheet;

(g)

no Parent Entity has suffered any theft, damage, destruction or loss of or to any tangible asset or assets having a fair market value in excess of $5,000 individually or in the aggregate;

(h)

no Parent Entity has made, granted, accrued or committed to make, grant or accrue any loan or bonus, or any wage, salary or compensation increase, or any director, officer, employee or consultant, or any increase in any amounts payable under any employee benefit plan or arrangement, and no Parent Entity has amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

(i)

no Parent Entity has made or committed to make, or incurred any obligation to make, any loan or contribution to the capital of any Person;

(j)

no Parent Entity has performed or entered into any transaction with any of its Affiliates on terms less favorable to such Parent Entity in any material respect than would be obtainable at the time in a comparable transaction with a Person who is not such an Affiliate; and

(k)

no Parent Entity has entered into any agreement, whether written or oral, to do any of the foregoing.

5.9

Parent Entity Taxes.  All Tax returns, reports and declarations (collectively, “PE Tax Returns”) required by any governmental authority of any jurisdiction to be filed by or on behalf of each Parent Entity in connection with the properties, business, income, expenses, net worth or corporate status of such Parent Entity have been timely filed, and the returns which have been filed reflect accurately all liability for PE Taxes for the periods covered thereby.  All taxes and governmental charges, including, without limitation, interest and penalties (collectively, “PE Taxes”) due in connection with the properties, business, income, expenses, net worth or corporate status of each Parent Entity have been paid, other than PE Taxes which are not yet due or which, if due, are not delinquent, or are being contested in good faith, or have not been finally determined and for which, in any case, adequate reserves have been established on the PE Interim Balance Sheet.  There are no Tax claims, audits or proceedings pending or, to Parent’s knowledge, threatened in connection with the properties, business, income, expenses, net worth or corporate status of each Parent Entity.  There are not currently in force any extensions of time with respect to the date on which the PE Tax Return is or was due to be filed by or on behalf of the Parent Entities, or any waivers or agreements for the extension of time for the assessment or payment of any Tax.  Except as disclosed in the Financial Statements, all PE Taxes which the Parent Entities have been required to collect or withhold have been duly collected or withheld and, to the extent required when due on or before the Closing Date, have been or will be duly paid to the proper taxing authority.

5.10

Employees.  The Parent has withheld or collected from its employees the amount of all PE Taxes required to be withheld or collected therefrom and has paid the same when due to the proper governmental authorities.  There are no pending or, to Parent’s knowledge, threatened controversies, grievances or claims by any employee or former employee of the Parent with respect to his employment or any compensation or benefits incident thereto, including, but not limited to, claims of sexual harassment, unlawful discrimination or claims arising under workers’ compensation laws.  No Parent Entity has ever been a party to, nor does it have any liability as a successor or otherwise under, any collective bargaining agreement, and, to Parent’s knowledge, there has never been any attempt by a labor organization to organize each Parent Entity’s employees into a collective bargaining unit.

5.11

Parent Entity Employee Benefit Plans.  The Parent currently has and has never offered an Employee Benefit Plan.

5.12

Environmental, Health and Safety Matters.

(a)

Each Parent Entity has been and is in compliance with all applicable Environmental, Health and Safety Laws.  Each Parent Entity has obtained, has maintained in full force and effect, has operated, and is operating in compliance with all permits, licenses, certificates of compliance, approvals and other authorizations which are required under Environmental, Health and Safety Laws.  No Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, spilled or released at, on, or under any real property during any period of time in which a Parent Entity has owned, leased or occupied such real property or, to Parent’s knowledge, at any time before any Parent Entity owned, leased or occupied such real property, except in compliance with all applicable Environmental, Health and Safety Laws.  To Parent’s knowledge, there has not been any release of Hazardous Materials at or from any properties adjacent to any current facilities of a Parent Entity.  No real property currently owned, leased or occupied by a Parent Entity contains any asbestos, nor are any aboveground or underground storage tanks located on or under such real property.  No Parent Entity has received any notice or allegation that a Parent Entity is or might be responsible for any release of Hazardous Materials, or liable for any costs or remediation arising under or required by any Environmental, Health or Safety Law, or required to modify its operations or any real property owned, leased or occupied by it in order to comply with any Environmental, Health or Safety Law.

5.13

Permits; Compliance with Laws.  Each Parent Entity has been for the past five (5) years and is currently in material compliance with all applicable Laws and possesses all licenses, permits, authorizations and certificates from any governmental authority which are required under any applicable Law with respect to the operation of its business as presently conducted.  Neither any Parent Entity nor Stacy has received any written notice or allegation alleging any noncompliance by a Parent Entity with any applicable Law.

5.14

Real and Personal Properties.

(a)

Real Property.  The Parent’s public filings identify all real property presently or formerly demised or proposed to be demised by a lease or sublease (collectively, the “PE Leases”) to a Parent Entity or otherwise occupied by a Parent Entity.

(b)

Real Property Leases.  The Parent’s public filings identify all of the PE Leases.  Each PE Lease for an existing property is in full force and effect, and each respective Parent Entity holds a valid and existing leasehold interest under each of the PE Leases to which it is a party for the terms set forth therein, respectively.  No Parent Entity is in default under a PE Lease, and, to Parent’s knowledge, no events have occurred and no circumstances exist which, if unremedied, and whether with or without notice or the passage of time or both, would result in such a default.

(c)

Title to Assets.  Each Parent Entity owns, with good title, and in every case free and clear of all Liens except Permitted Liens, all of the properties and assets which it purports to own (whether real, personal or mixed, and whether tangible or intangible), including all properties and assets reflected on the PE Interim Balance Sheet, other than assets disposed of in the ordinary course of business since the date of the PE Interim Balance Sheet.

(d)

Condition of Assets.  All of the tangible assets owned or leased by a Parent Entity is in good operating condition, normal wear and tear excepted, and neither require nor are reasonably expected to require any special or extraordinary expenditures to remain in such condition beyond maintenance and repairs necessary in the ordinary course of business, and are capable of being used for their intended purpose in the ordinary course of business consistent with past practice.

5.15

PE Intellectual Properties. A list of (i) all Parent Intellectual Property Assets, including an indication whether the Parent Entity Intellectual Property Assets are owned by a Parent Entity or a third party, and (ii) each license, agreement or other arrangement (written or oral) relating to the Parent Entity Intellectual Property Asset to which a Parent Entity is a party can be found in the Parent's public filings.  Each Parent Entity is the record owner of all right, title and interest in and to its Parent Entity Intellectual Property Asset, free and clear of all Liens, and the transactions contemplated by this Agreement will not alter or otherwise impair such ownership in or right to use the Company Intellectual Property Asset.  The Parent Entity Intellectual Property Assets do not infringe upon the proprietary rights of any other Person, whether or not registered, patented or copyrighted.  To Parent’s knowledge, no Person is infringing upon or improperly using the Parent Entity Intellectual Property Assets.  There are no claims pending and to Parent’s knowledge, no threatened claims, with respect to the a Parent Entity’s or any other Person’s ownership of the Parent Entity Intellectual Property Assets nor is the Parent Entity Intellectual Property Assets subject to any outstanding order, decree, judgment, stipulation, injunction, written restriction or agreement restricting the scope or use thereof.

5.16

Material Contracts.  There are no agreements or contracts (whether in writing or oral) to which a Parent Entity is a party or pursuant to which the Parent Entity has any direct or indirect liability (including, without limitation, as an endorser, guarantor, surety or otherwise):

(a)

contracts or group of related contracts with the same party providing for the purchase of goods or services by a Parent Entity and under which the undelivered balance of such goods or services has a purchase price in excess of $5,000;

(b)

contracts or group of related contracts with the same party providing for the sale of goods or services by a Parent Entity and under which the undelivered balance of such goods or services has a sale price in excess of $5,000;

(c)

contracts relating to the borrowing of money, to the granting by a Parent Entity of a Lien on any of its assets, or any guaranty by a Parent Entity of any obligation of another Person in respect of borrowed money or otherwise;

(d)

contracts with dealers, distributors or sales representatives;

(e)

contracts for the employment or engagement of any employee, officer, consultant or management advisor, including any contract with any labor union;

(f)

contracts limiting the freedom of a Parent Entity to engage in any business anywhere in the world, or which require a Parent Entity to maintain the confidentiality of information;

(g)

contracts pursuant to which a Parent Entity is a lessor or a lessee of, or holds or operates any tangible personal property owned by another Person, for which the aggregate annual rent or lease charges exceed $5,000;

(h)

contracts pursuant to which a Parent Entity is a licensor or licensee of any Intellectual Properties (including, but not limited to, “off the shelf” software);

(i)

stock option contracts, warrants or subscription contracts for the purchase of capital stock of a Parent Entity;

(j)

contracts restricting the transfer of capital stock of a Parent Entity, or obligating a Parent Entity to repurchase any shares of its capital stock, or relating to the voting of stock or the election of directors of a Parent Entity;

(k)

contracts or commitments for the purchase, sale or lease of capital assets in excess of $5,000 individually;

(l)

contracts for the past, present or future acquisition or disposition by the Company of all or substantially all of the capital stock, other equity interests, or assets of any Person, or of assets constituting a product line or business unit of any Person;

(m)

contracts not otherwise described above in this Section 7.18 with Seller, or any officer, director, employee or consultant of a Parent Entity, or any Affiliate of any such Person;

(n)

contracts not entered into in the ordinary course of business and consistent with past practice; and

(o)

all commitments by or on behalf of a Parent Entity to enter into any contract described in the foregoing paragraphs (i) through (xiv).

Parent has made available to Company correct and complete copies of each written contract and an accurate and complete written description of the material terms of each unwritten contract thereon, in each case including amendments thereto.  Each Parent Entity has performed all obligations required to be performed by it in connection with all contracts, and, to Parent’s knowledge, there is no existing or threatened default under or violation of any of such contracts by any other party thereto.

5.17

Litigation.  There is no current or threatened litigation against the Parent Entities.

5.18

Insider Interests.  No Affiliate, possess any direct or indirect financial interest in, or is a stockholder, director, officer or employee of, any Person which is a supplier, customer, lessor, lessee or competitor of a Parent Entity and no Affiliate, has any rights or interests, whether as a licensor, licensee or otherwise, in or to any Intellectual Properties that are owned by, licensed to, or used by a Parent Entity.  For purposes of this Section 5.22, ownership of less than two percent of the outstanding securities of any issuer which are traded on a national securities exchange or are quoted on the over-the-counter market shall be deemed not to be a “financial interest,” and the owner thereof shall be deemed not to be a “stockholder” of such issuer.

5.19

Disclosure.  No representation or warranty of Parent in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.  There is no fact actually known to Parent that has specific application to any Parent Entity (other than general economic or industry conditions) that materially adversely affects or, as far as Parent can reasonably foresee, materially threatens, the assets, business, financial condition, or results of operations of a Parent Entity that has not been set forth in this Agreement or the Sections.

5.20

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of the Company.

5.21

No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, (A) NEITHER PARENT NOR ANY OF ITS REPRESENTATIVES, AGENTS, OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OR CONDITION WITH RESPECT TO THE PARENT ENTITIES OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED, OR MADE AVAILABLE, TO COMPANY OR ANY OF ITS AFFILIATES, AGENTS OR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND (B) PARENT AND STACY DISCLAIM ANY AND ALL OTHER REPRESENTATIONS, WARRANTIES AND CONDITIONS IN ANY FORM WHATSOEVER, WHETHER EXPRESS OR IMPLIED.

ARTICLE 6

CLOSING CONDITIONS AND DELIVERIES

6.1

Conditions to Parent’s Obligation to Close.  The obligation of Parent to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Effective Time, of the following conditions:

Company shall deliver to Parent the following items, each being in form and substance satisfactory to Parent and Stacy:

(a)

Resignations.  The written resignation, effective as of the Closing, of each director and officer of the Company whom Parent shall have requested to resign;

(b)

Conversion Notices.  Notices of conversion from all holders of the Company’s Preferred Stock;

(c)

Consents.  Consents to the transactions herein contemplated from the Company’s Officers;

(d)

Proof of Good Standing.  Valid proof indicating the good standing of the Company  to conduct business from the Secretary of State of Florida, and each other state where the Company is qualified to conduct business.  Printouts from the Divisions of Corporations’ websites may serve as valid proof;

(e)

Books.  Complete originals of all existing corporate minute books and stock record books of the Company;

(f)

Shareholder Consents.  Company shall deliver to Parent the consent of holders at least fifty percent (50%) of the outstanding common stock of Company and have notified the Company shareholders of their appraisal and dissenters rights;

(g)

Accuracy of Representations and Warranties.  All representations and warranties set forth in this Agreement of Company shall be true, accurate and complete as of the Closing; and

(h)

Other Documents.  Each other document and instrument required to be delivered to Parent pursuant to the terms of this Agreement.

6.2

Conditions to Company’s Obligation to Close.  The obligations of Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

Parent shall deliver the following items each being in form and substance satisfactory to Company:

(a)

Closing Payment.  The Equity Consideration in form and substance acceptable to Seller;

(b)

Preferred Stock Designation. Parent shall have filed with the Secretary of the State of Nevada a certificate of designation substantially in the form of Section 6.2(ii);

(c)

Accuracy of Representations and Warranties.  All representations and warranties set forth in this Agreement of Parent shall be true, accurate and complete as of the Closing; and

(d)

Other Documents.  Each other document and instrument required to be delivered to Seller pursuant to the terms of this Agreement.

ARTICLE 7

ADDITIONAL COVENANTS

7.1

Further Assurances.  Parent and Company will execute and deliver to the other parties hereto any and all other documents and instruments, and do and perform such acts, in addition to those expressly provided for herein, as may be reasonably necessary to carry out or evidence the transactions contemplated by this Agreement, whether at or after the Closing.

7.2

Expenses.  Parent will pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Parent and Company.

7.3

No Assignments.  No assignment by Parent or Company of this Agreement or any right or obligation hereunder may be made without the prior written consent of Parent or Company as the case may be.

7.4

Tax Matters.

(a)

Cooperation on Tax Matters.  Parent and Company shall cooperate fully, as and to the extent reasonably requested by Parent, on the one hand, and Company, on the other hand, in connection with the filing of Tax Returns and any audit, litigation or other proceeding (a “Tax Proceeding”) with respect to Company Taxes.  Such cooperation shall include provisions relating to the request for records or other information which are reasonably relevant to any such Tax Proceeding and making persons available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(b)

Certain Taxes.  All transfer, documentary, sales, use, stamp, registration and other such Taxes or fees incurred in connection with the sale of the Shares (“Company Transaction Taxes”) shall be paid by each Shareholder when due, and each Shareholder shall, at his own expense, file any and all required Tax Returns and other documentation with respect to all such Company Transaction Taxes.

ARTICLE 8

CERTAIN DEFINITIONS

When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Article 12, or elsewhere in this Agreement as indicated in this Article 12:

An “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with the referenced Person, and any officer, director or general partner of such referenced Person. For purposes of this definition, “control” of any Person means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting capital stock, by contract, or otherwise.

“Agreement” means this Agreement and Plan of Merger.

“Parent Entities” means Parent, Merger Sub, and each Subsidiary of Parent (as set forth in the definition of “Subsidiary” below).

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“GAAP” means generally accepted accounting principles, as in effect in the United States from time to time and applied on a consistent basis.

“IRS” means the Internal Revenue Service.

“Intellectual Property Assets” shall mean, on a world-wide basis, all business names, fictitious names, tradenames, trademarks, service marks, all common law rights therein, and all registrations and applications therefor (collectively, the “Trademarks”), all patents and patent applications (collectively, the “Patents”), all copyrights, copyright applications and registrations in both published and unpublished works, including computer software (collectively, the “Copyrights”), and all know-how, trade secrets, confidential information, software not previously copyrighted, technical information, and other proprietary information (collectively, the “Proprietary Information”), in each case, owned, controlled, used or licensed by the applicable party in the conduct of its business, whether in the United States or any foreign country.

“Law” means any common law and any federal, state, regional, local or foreign law, statute, ordinance, rule, regulation or order.

“Lien” means any lien, charge, easement, encumbrance, security interest, adverse claim, or any other title defect, transfer restriction or other restriction of any kind.

“Parent” means DMH International, Inc., a Nevada corporation.

“Parent Entities” means Parent, Merger Sub, and each Subsidiary of Parent (as set forth in the definition of “Subsidiary” below).

“Permitted Liens” means (i) Liens for current taxes and assessments not yet due and payable or being contested in good faith by appropriate proceedings, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen or the like or being contested in good faith by appropriate proceedings, (iii) Liens in respect of pledges or deposits under workers’ compensation laws, and (iv) Liens arising out of leases with third parties entered into in the ordinary course of business (to the extent disclosed on the Disclosure Schedules).

“Person” means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated association, a government or any agency, instrumentality or political subdivision of a government, or any other entity or organization.

“Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.  For purposes hereof, Touch Medical, Inc., is a subsidiary of Parent.

The phrase “to Company’s knowledge” means within the actual knowledge of Company or Mark Szporka or Randy Lubinsky or George England, together with the knowledge such person should have had after making a reasonable inquiry of each of the Company’s personnel and reasonable investigation and review of each of the Company’s books and records, solely, however, as such personnel and books and records relates to the subject matter of the claim or investigation at hand.

The phrase “to Parent’s knowledge” means within the actual knowledge of Parent or Rik Deitsch or Jason Barry, together with the knowledge such person should have had after making a reasonable inquiry of each of the Parent Entities’ personnel and reasonable investigation and review of each of the Parent Entities’ books and records, solely, however, as such personnel and books and records relates to the subject matter of the claim or investigation at hand.

ARTICLE 9

CONSTRUCTION; MISCELLANEOUS PROVISIONS

9.1

Notices.  All notices required to be given or delivered pursuant to this Agreement shall be in writing, and shall be given or delivered as follows:

(a)

If to Parent, to:

DMH International, Inc.

12502 West Atlantic Blvd.

Coral Springs, FL 33071

Attention:  Rik Deitsch, President

(b)

If to Company:

Virtual Physician’s Network, Inc.

1030 N. Orange Avenue

Suite 300

Orlando, FL 32801

or in any case, to such other address for a party as to which notice shall have been given to each other party hereto in accordance with this Section.  Notices so addressed shall be deemed to have been duly given (i) on the third business day after the day of registration, if sent by registered or certified U.S. Mail, first-class postage prepaid, or (ii) on the next business day following the documented acceptance thereof for next-day delivery by a national overnight air courier service, or (iii) when actually received, if earlier.

9.2

Entire Agreement.  This Agreement and the sections and exhibits hereto constitute the exclusive statement of the agreement among Parent, and Company concerning the subject matter hereof, and supersedes all other prior agreements, oral or written, among or between any of the parties hereto concerning such subject matter.  All negotiations among or between any of the parties hereto are superseded by this Agreement, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof among or between any of the parties hereto other than those expressly set forth or expressly incorporated herein.

9.3

Modification and Waiver.  No amendment, modification, or waiver of this Agreement or any provision hereof, including the provisions of this sentence, shall be effective or enforceable as against a party hereto unless made in a written instrument which specifically references this Agreement and which is signed by the party against whom enforcement of such amendment, modification or waiver is sought.  Except as may otherwise be expressly provided herein, the failure of any Person to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of any provision of this Agreement or of the right of any such Person to enforce each and every provision of this Agreement, and no single or partial exercise of any right hereunder shall preclude any other or further exercise of that or any other right.

9.4

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of Parent, and Company and their respective successors and permitted assigns of Parent, and Company.

9.5

Headings.  The article and section headings used in this Agreement are intended solely for convenience of reference, do not themselves form a part of this Agreement, and may not be given effect in the interpretation or construction of this Agreement.

9.6

Number and Gender.  Whenever the context requires in this Agreement, the masculine gender includes the feminine or neuter, the neuter gender includes the masculine or feminine, the singular number includes the plural, and the plural number includes the singular.

9.7

Inclusion.  In every place where it is used in this Agreement, the word “including” is intended and shall be construed to mean “including, without limitation”.

9.8

Counterparts; Signature Pages.  This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered with separate signature pages with the same effect as though all parties had executed and delivered the same signature page.

9.9

Third Parties.  Except as may otherwise be expressly stated herein, no provision of this Agreement is intended or shall be construed to confer on any Person, other than the parties hereto, any rights hereunder.

9.10

Sections and Exhibits.  The sections and exhibits referenced in this Agreement constitute an integral part of this Agreement as if fully rewritten herein. All references in this document to “this Agreement” and the terms “herein,” “hereof,” “hereunder” and the like shall be deemed to include all of such sections and exhibits.

9.11

Time Periods.  Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, a Sunday, or a legal holiday, the period during which such action may be taken shall automatically be extended to the next business day.

9.12

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the choice-of-laws or conflicts-of-laws provisions thereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Merger as of the date first written above.

PARENT:

DMH INTERNATIONAL, INC.

By:	/s/ Rik J Deitsch
Rik J Deitsch

COMPANY:

VIRTUAL PHYSICIAN’S NETWORK, INC.

By:	/s/ George England
George England

DMH ACQUISITION SUBSIDIARY, INC

By:	/s/ Rik J Deitsch
Rik J Deitsch